Exhibit 99.1


                    INTERSTAR MILLENIUM SERIES 2002-1G TRUST

      Quarterly Noteholders Report Related to the July 21 2004 Distribution

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Aggregate principal amount of each class of notes as     A2 Notes:                 USD $621,443,002.00
at the first day after the payment date occurring
during the collection period                                                     AUD $1,056,680,828.65
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Aggregate amount of interest payable on each class of    A2 Notes:                   USD $2,073,548.15
notes on the payment date
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Aggregate of principal payments to be made in respect    A2 Notes:               USD $47,903,102.39
to each class of notes on payment date being 7th
July 2004
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Income for the collection period                         AUD  $22,011,228.15
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The Mortgage Principal Repayments for the Collection
Period                                                   AUD $109,422,976.00
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Expenses of the trust for the period                     AUD  $18,909,381.34
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Aggregate of all redraws on the housing loans made
during the collection period                             AUD  $23,575,123.00
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Interest rates (US all in) applicable for period
ending 6th October 2004                                  A2 Notes:               1.780000%
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The Scheduled and Unscheduled payments of principal      Scheduled               AUD    $2,135,508.00
during the Collection period                             Unscheduled             AUD  $107,287,468.00
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Aggregate of outstanding balances of housing loans as
at last day of collection period                         29 June 2004:           AUD $1,145,664,268.00
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Delinquency and Loss statistics with respect to the      Loss:                  Nil
housing loans as at the last day of the collection       Delinquency:           0-29           1.78%
period                                                                          30-59          0.54%
                                                                                60+            0.78%
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